June 4, 2025 Second Quarter 2025 Investor Presentation

1 Forward–looking statements Certain statements by FB Financial Corporation (the “Company”) contained in this Presentation that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s future plans, results, strategies, and expectations, including expectations around changing economic markets and statements regarding the proposed merger of Southern States Bancshares, Inc. (“Southern States”) with the Company (the “Proposed Merger”) and expectations with regard to the benefits of the Proposed Merger. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management’s current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) changes or the lack of changes in government interest rate policies and the associated impact on the Company’s business, net interest margin, and mortgage operations, (3) increased competition for deposits, (4) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio, (5) any deterioration in commercial real estate market fundamentals, (6) risks associated with the Proposed Merger, including (a) the risk that the cost savings and any revenue synergies from the Proposed Merger is less than or different from expectations, (b) disruption from the Proposed Merger with customer, supplier, or employee relationships, (c) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and between the Company and Southern States, (d) the failure to obtain necessary regulatory approvals for the Proposed Merger, (e) the failure to obtain the approval of the Company’s and Southern States’ shareholders in connection with the Proposed Merger, (f) the possibility that the costs, fees, expenses and charges related to the Proposed Merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (g) the failure of the conditions to the Proposed Merger to be satisfied, (h) the risks related to the integration of the combined businesses, including the risk that the integration will be materially delayed or will be more costly or difficult than expected, (i) the diversion of management time on merger-related issues, (j) the ability of the Company to effectively manage the larger and more complex operations of the combined company following the Proposed Merger, (k) the risks associated with the Company’s pursuit of future acquisitions, (l) the risk of expansion into new geographic or product markets, (m) reputational risk and the reaction of the parties’ customers to the Proposed Merger, (n) the Company’s ability to successfully execute its various business strategies, including its ability to execute on potential acquisition opportunities, (o) the risk of potential litigation or regulatory action related to the Proposed Merger, and (p) general competitive, economic, political, and market conditions, (7) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, other potential future acquisitions, (8) the Company’s ability to manage any unexpected outflows of uninsured deposits and avoid selling investment securities or other assets at an unfavorable time or at a loss, (9) the Company’s ability to successfully execute its various business strategies, (10) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (11) the effectiveness of the Company’s controls and procedures to detect, prevent, mitigate and otherwise manage the risk of fraud or misconduct by internal or external parties, including attempted physical-security and cybersecurity attacks, denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction, (12) the Company’s dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, (13) the impact, extent and timing of technological changes, (14) concentrations of credit or deposit exposure, (15) the impact of natural disasters, pandemics, acts of war or terrorism, or other catastrophic events, (16) events giving rise to international or regional political instability, including the broader impacts of such events on financial markets and/or global macroeconomic environments, and/or (17) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward- looking statements. Any forward-looking statement speaks only as of the date of this Presentation, and the Company undertakes no obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

2 Additional information IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORS This communication does not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities or a solicitation of any vote or approval. In connection with the Proposed Merger, the Company filed a Registration Statement on Form S-4 with the SEC on May 8, 2025, as amended on May 19, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/0001649749/000110465925050527/tm2513910-3_s4a.htm) to register the shares of the Company common stock to be issued in the Proposed Merger. The Registration Statement includes a joint proxy statement of the Company and Southern States that also constitutes a prospectus of the Company. The Registration Statement was declared effective by the SEC on May 21, 2025. Southern States filed a definitive joint proxy statement / prospectus on May 21, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1689731/000110465925051676/tm2515733-1_defm14a.htm). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, AS AMENDED, AND THE JOINT PROXY STATEMENT/PROSPECTUS (WHICH IS AVAILABLE AT https://www.sec.gov/Archives/edgar/data/1689731/000110465925051676/tm2515733-1_defm14a.htm), AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING FB FINANCIAL, SOUTHERN STATES, THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by the Company or Southern States through the website maintained by the SEC at https://www.sec.gov or from the Company at its website, https://investors.firstbankonline.com, or from Southern States at its website, https://ir.southernstatesbank.net. Documents filed with the SEC by the Company will be available free of charge by accessing the “SEC Filings” tab of the Company’s website at https://investors.firstbankonline.com, or alternatively by directing a request by mail to the Company’s Corporate Secretary, 1221 Broadway, Suite 1300, Nashville, Tennessee 37203, and documents filed with the SEC by Southern States will be available free of charge by accessing Southern States’ website at https://ir.southernstatesbank.net under the “SEC Filings” tab or, alternatively, by directing a request by mail to Southern States’ Corporate Secretary, 615 Quintard Ave., Anniston, Alabama, 36201. PARTICIPANTS IN THE SOLICITATION The Company, Southern States, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company and Southern States shareholders in connection with the proposed merger under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and Southern States and other persons who may be deemed to be participants in the solicitation of shareholders of the Company and Southern States in connection with the Proposed Merger and a description of their direct and indirect interests, by security holdings or otherwise, is included in the joint proxy statement prospectus, available at https://www.sec.gov/Archives/edgar/data/1689731/000110465925051676/tm2515733-1_defm14a.htm. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock may also be found in the definitive proxy statement for the Company’s 2025 annual meeting of shareholders (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001649749/000164974925000102/fbk-20250407.htm), filed with the SEC by the Company on March 28, 2025, and other documents subsequently filed by the Company with the SEC. To the extent holdings of the Company common stock by the directors and executive officers of the Company have changed from the amounts of the Company common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of Southern States and their ownership of Southern States common stock may be found in Amendment No. 1 to Southern States’ Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC by Southern States on April 18, 2025 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001689731/ 000162828025018318/ssbk-20241231.htm), and other documents subsequently filed by Southern States with the SEC. To the extent holdings of Southern States common stock by the directors and executive officers of Southern States have changed from the amounts of Southern States common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described above.

3 Use of non-GAAP financial measures This Presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures may include, without limitation, adjusted net income, adjusted diluted earnings per common share, adjusted pre-tax pre-provision net revenue, consolidated and segment core revenue, consolidated and segment core noninterest expense and core noninterest income, consolidated and segment core efficiency ratio (tax-equivalent basis), adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted (or core) measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, on-balance sheet liquidity to tangible assets, return on average tangible common equity, and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. Additionally, the Company presents adjusted risk-weighted assets, adjusted common equity tier 1 capital and adjusted total risk-based capital to show the impact if all available-for-sale securities were sold. Adjusted risk-weighted assets excludes the book value and net unrealized loss of the available-for-sale securities portfolio. Adjusted common equity tier 1 and adjusted total risk-based capital includes the portion of accumulated other comprehensive income related to available-for-sale securities that the Company has elected to remove from the capital calculations in accordance with the capital rules. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non- GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non- GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. Also, since investors may assess the Company’s capital adequacy with the impact of the net unrealized losses on available-for-sale securities, the Company believes that it is useful to provide investors the ability to assess the Company’s capital adequacy as if all available-for-sale securities were sold. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the corresponding non-GAAP reconciliation tables below in this Presentation for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

Snapshot of FB Financial today

Company Overview

Community Bank
- Chartered in 1906, one of the longest continually operated banks in Tennessee
- **Local-decision making** model deployed across our footprint

Strong market presence
- Franchise spanning both **Metro** & **Community** markets across the Southeast
- Number 6 market share in **Nashville** MSA; top 10 in 7 additional MSAs throughout our footprint[1]

Solid capital foundation
- 12.8% CET 1 & 10.5% TCE/TA[2]
- **Continuous** evaluation of capital deployment opportunities

Top-quartile performer
- 1.21% ROAA / **1.23% *(adj.)*[2]**
- 11.9% ROATCE[2] / **12.3% *(adj.)*[2]**

Growth strategy
- Announced **merger** with Southern States Bancshares, Inc.
- Recent **market expansions** in Alabama and into North Carolina

Disciplined risk management
- **1.54%** ACL coverage ratio
- **0.79%** NPLs / Total Loans HFI

Franchise Map



KENTUCKY
TENNESSEE
NORTH CAROLINA
ALABAMA
GEORGIA
Bowling Green
Scottsville
Goodlettsville
Nashville
Mt. Juliet
Paris
Waverly
Dickson
Hollow Rock
Brentwood
Smyrna
Huntingdon
Camden
Fairview
Franklin
Nolensville
Friendship
Clarksburg
Wildersville
Lexington
Spring Hill
Murfreesboro
Woodbury
Jackson
Linden
Columbia
Parsons
Henderson
Scotts Hill
Shelbyville
Manchester
Tullahoma
Lynchburg
Decherd
Fayetteville
Bartlett
Oakland
Germantown
Cookeville
Smithville
Crossville
Dayton
Hixson
Ooltewah
Chattanooga
East Ridge
Fort Oglethorpe
Ringgold
Dalton
Powell
Maynardville
Knoxville
Jefferson City
Dandridge
Sevierville
Asheville
Florence
Huntsville
Birmingham
Tuscaloosa
FirstBank Branch
Mortgage/Loan Production Only
FirstBank Headquarters

Not pictured: Mortgage Only Location in Fairhope, Alabama

Financial Snapshot *(as of March 31, 2025)*

Balance Sheet ($B)	
Total assets	$13.1
Total loans	$9.9
Total deposits	$11.2
Total equity	$1.6

Profitability (%)	
Adj ROAA[2]	1.23%
Adj ROATCE[2]	12.3%
Net interest margin[3]	3.55%
Core Efficiency[2]	59.9%

[1] Source: S&P Global. Market data is as of June 30, 2024 and is presented on a pro forma basis for announced acquisitions since June 30, 2024.
[2] Non-GAAP financial measure; See "Use of non-GAAP Financial Measures" and Non-GAAP reconciliations herein.
[3] Presented on a tax-equivalent basis.

4

5 Strategic drivers Poised for Solid Performance Proven Opportunistic Acquirer with Scalable Platforms and Technology Highly Motivated Executive Management Team Great Place to Work Organic Growth Focused Empowered Teams Across Attractive Metropolitan and Community Markets

FirstBank

Recent corporate history

2020 – 2023

Awarded "Top Workplaces" by the Tennessean; Named one of American Banker's "Best Places to Work"

2020

Adj. ROAA[1]: 1.67%
Adj. ROATCE[1]: 19.4%
Year-End Assets: $11.2bn

- Completed acquisition of FNB Financial Corporation; enter Bowling Green MSA ranked 7th in deposit market share
- Converted online and mobile consumer banking platforms
- Lift out of commercial team in Memphis
- Completed acquisition of Franklin Financial Network; moved from 12th to 6th in the Nashville MSA in deposit market share
- Raised $100 million of 4.50% subordinated debt

2021

Adj. ROAA[1]: 1.52%
Adj. ROATCE[1]: 16.9%
Year-End Assets: $12.6bn

- Authorized $100 million share repurchase plan in February 2021
- Expanded banking division into Central Alabama in March 2021 with hiring of two experienced senior bankers in Birmingham

2022

Adj. ROAA[1]: 1.12%
Adj. ROATCE[1]: 12.9%
Year-End Assets: $12.8bn

- Authorized $100 million share repurchase plan in March 2022
- Completed restructuring of Mortgage segment and closure of direct-to-consumer delivery channel
- Acquired naming rights for Vanderbilt University football stadium

2023

Adj. ROAA[1]: 1.11%
Adj. ROATCE[1]: 12.8%
Year-End Assets: $12.6bn

- Began implementation of the FirstBank Way as the foundation to position FirstBank as a premier banking franchise with elite financial performance now and in the future by standardizing sales and services under one operating model
- Reduced core operating expense projections in FY 2023 by $20 million annualized
- Sold $101 million of AFS debt securities and captured 4.27% yield improvement in FY 2023
- Reduced construction loans to bank Tier 1 capital plus ACL[2] from 119% at 4Q22 to 93% as of 4Q23; increased Total RBC ratio from 13.1% at 4Q22 to 14.5% as of 4Q23

2024

Awarded "Top Workplaces" by the Tennessean

Adj. ROAA[1]: 1.25%
Adj. ROATCE[1]: 12.9%
Year-End Assets: $13.2bn

- Market expansion into Asheville, NC and Tuscaloosa, AL
- Completed 2 securities portfolio restructure transactions totaling $526M sold and reinvested at a weighted average yield improvement of ~3.3%
- Continued focus on operating efficiency measures resulting in a core efficiency ratio* of 54.6% in 4Q24, down from 61.7% in 4Q23
- Well positioned with a strong balance sheet, evidenced by strong capital ratios –
  - 12.8% CET1
  - 15.2% RBC

2025

Announced merger
FB Financial Corporation
SOUTHERN STATES BANCSHARES, INC.

Adj. ROAA[1]: 1.23%
Adj. ROATCE[1]: 12.3%
1Q 2025 Assets: $13.1bn

- Announced combination with Southern States Bancorp Inc. ("SSBK")
- About SSBK:
  - Headquarters: Anniston, AL
  - Publicly traded as SSBK on the NASDAQ
  - Geography: East Alabama & West Georgia
  - 15 branches & 2 LPOs
  - $2.9 million in Total Assets
  - Targeted deal closure and integration in 3Q25

[1]Non-GAAP financial measure; See "Use of non-GAAP Financial Measures" and Non-GAAP reconciliations herein. [2]Concentration ratio for FirstBank. Note: Financial data presented on a consolidated basis.

6

Growing deposit franchise

Expanding deposit market share across the Southeast through **acquisition**

77 full-service branches
$11.2 billion deposits

17 locations
$2.4 billion deposits

Combined deposit franchise of **~$13.6 billion**



FBK (77)
SSBK (15)
SSBK LPO (2)
Louisville
Lexington
Kentucky
Bowling Green
Tennessee
Nashville
North Carolina
Knoxville
Asheville
Chattanooga
Memphis
Florence
Huntsville
Birmingham
Atlanta
Tuscaloosa
Auburn
Columbus
Montgomery
Alabama
Savannah
Georgia
Mobile

Well-positioned for **organic growth** in desirable markets

Previous[1]
- Nashville (6th)
- Chattanooga (5th)
- Knoxville (9th)
- Jackson (3rd)
- Bowling Green – 7th
- Birmingham, AL – 21st
- Huntsville, AL – 21st
- Memphis, TN – 29th
- Florence, AL – 9th

Pro Forma[1] *(with SSBK)*
- Nashville (6th)
- Chattanooga (5th)
- Knoxville (9th)
- Jackson (3rd)
- Auburn/Opelika, AL – 5th *(new)*
- Columbus, GA – 4th *(new)*
- Dalton, GA – 5th
- Bowling Green – 7th
- Birmingham, AL – 19th
- Huntsville, AL – 19th
- Memphis, TN – 29th
- Atlanta, GA – 24th *(new)*

Population change[2]
2020 - 2025



1.9%
5.1%
6.9%
U.S.
FBK Footprint
Nashville

Population Change (P)[2]
2025 - 2030



2.4%
4.5%
5.6%
U.S.
FBK Footprint
Nashville

Household Income Change (P)[2]
2025 - 2030



8.8%
9.1%
10.8%
U.S.
FBK Footprint
Nashville

[1] Source: S&P Global. Market data is as of June 30, 2024 and is presented on a pro forma basis for announced acquisitions since June 30, 2024. [2] Source: S&P Global. FBK Footprint is based on weighted average demographics of MSAs and counties not located in MSAs with weightings based on deposits in each market as of June 30, 2024. (P) represents projected information.

7

8 Driving shareholder value ¹ Non-GAAP financial measure; See “Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein. $2.64 $2.57 $2.48 $0.84 $2.92 $3.01 $3.40 $0.85 2022 2023 2024 1Q25 Earnings per share Adjusted earnings per share Earnings per Share $12 $12 $15 $17 $19 $22 $25 $23 $26 $28 $29 $14 $14 $20 $22 $25 $27 $30 $28 $31 $34 $34 3Q16 2016 2017 2018 2019 2020 2021 2022 2023 2024 1Q25 TBVPS BVPS 15.0% 15.1% 15.1% 15.2% 15.2% 1Q24 2Q24 3Q24 4Q24 1Q25 0.73% 0.79% 0.96% 0.87% 0.79% 1Q24 2Q24 3Q24 4Q24 1Q25 $51.2 $52.4 $53.8 $59.8 $52.1 1Q24 2Q24 3Q24 4Q24 1Q25 Book Value per Share Total RBC Ratio NPLs / Total Loans HFIAdjusted ROATCE1Adjusted PPNR1 (in millions) 1 1 $1,229 $1,251 $1,313 $1,319 $1,354 13.5% 13.1% 12.7% 12.2% 12.3% 1Q24 2Q24 3Q24 4Q24 1Q25 Tangible Common Equity Adj ROATCE11

9 Net Interest Margin $100.2 $103.3 $106.6 $109.0 $108.4 3.42% 3.57% 3.55% 3.50% 3.55% 1Q24 2Q24 3Q24 4Q24 1Q25 FTE NII / NIM Trend ($ in millions) Net Interest Income (NII) Net Interest Margin (NIM) 1Q25 Highlights Net Interest Income Rollforward ($ in thousands) 4Q24 Net Interest Income $ 109,004 Impact of loan rate changes (2,507) Impact of loan volume changes 1,888 Impact of deposit rate changes 4,976 Impact of deposit volume changes (545) Day count (2,066) Impact of change in cash & other (2,423) 1Q25 Net Interest Income $ 108,427 • Net Interest Income (NII) impacted by – two fewer days in the quarter, lower yields on earning assets, and lower cash balances • Partially offset by deposit cost management and higher loan balances • Timing of 1Q25 loan growth was towards the back half of the quarter

10 Noninterest Income & Expense • Noninterest income relatively flat QoQ on a reported and adjusted basis1 – • Mortgage banking was up $1.8MM or ~17% QoQ, driven by higher lock volumes in 1Q25 • Lower swap fees and other fee-based revenue in the shorter quarter • 4Q24 Noninterest income includes ~$2.3MM in non-recurring fixed asset write downs • Noninterest expense up ~$6MM QoQ – • ~$3.4MM due to higher performance- based incentives and seasonal HR related compensation expenses • ~$2.6MM one-time franchise tax benefit in 4Q24 $72.4 $73.2 $79.6 67.4% 56.1% 60.9% 1Q24 4Q24 1Q25 Noninterest Expense ($ millions) Non-interest Expense Efficiency Ratio $71.9 $72.7 $79.1 58.1% 54.6% 59.9% 1Q24 4Q24 1Q25 Core Noninterest Expense ($ millions) Core Non-interest Expense Core Efficiency Ratio $8.0 $22.0 $23.0 $23.6 $24.2 $23.6 1Q24 4Q24 1Q25 Noninterest Income ($ millions) Non-Interest Income Core Non-Interest Income 1Q25 Highlights 1 1 Non-GAAP financial measure; See "Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein. 1 1 1

11 Loans HFI $9.29 $9.31 $9.48 $9.60 $9.77 6.64% 6.70% 6.70% 6.51% 6.41% 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 Loans HFI / Total Yield ($ billions) Loans HFI Total Loan HFI Yield 1-4 family 17% 1-4 family HELOC 6% Multifamily 7% C&D 10% CRE 22% C&I 32% Other 6% Portfolio Mix $9.8 Billion • Continued focus on organic growth through quality relationships in markets across our footprint • Loans HFI ending balances grew $169MM or 7.14% on an annualized basis – • Net increases of $92MM C&I, $68MM Consumer and other, $55MM CRE Non-OO, and $22MM Residential real estate • $65MM decrease in Construction loans through continued management of concentration ratios 1 C&I includes owner-occupied CRE. 2 Excludes owner-occupied CRE. 1 2

12 Residential Development 42% Commercial 29% Consumer 17% Multifamily 12% Construction 32% Land 7% Lots 3% Office 17% Retail 22% Hotel 15% Warehouse/Industrial 16% Land-Manufactured Housing 5% Self Storage 6% Healthcare Facility 4% Assisted Living Facility 7% Other 8% Diversified loan portfolio CRE2 exposure by type Note: Data as of March 31, 20251 C&I includes owner-occupied CRE. 2 Excludes owner-occupied CRE. C&D exposure by type C&I1 Exposure by Industry ($ millions) Industry C&I CRE-OO Total % of Total Real estate rental and leasing $ 278 $240 $518 17% Finance and insurance 284 17 301 10% Manufacturing 174 117 291 9% Other services (except public administration) 75 199 274 9% Retail trade 87 174 261 8% Wholesale trade 119 78 197 6% Health care and social assistance 59 121 180 6% Construction 108 68 176 5% Professional, scientific and technical services 127 37 164 5% Accommodation and food services 56 107 163 5% Transportation and warehousing 85 63 148 5% Information 115 13 128 4% Administrative, support, waste management & remediation services 69 14 83 3% Educational services 40 19 59 2% Other 107 89 196 6% Total $1,783 $1,356 $3,139 100% Land 22% Retail 2% Other 5% Construction 13% Land 4%

13 Nashville 54% Memphis 10% Knoxville 3% Huntsville 5% Birmingham 11% Chattanooga 2% Other 6% Communities 9% Class A 28% Class B 38% Class C 11% Under $2 Million 23% Office exposure • Office loans as of 1Q25 – • Represent ~4% of total Loans HFI population • ~98% of portfolio is pass rated and current • ~26% of portfolio matures by year-end 2026 • 50% fixed rate & 50% floating rate • Continuous monitoring of office loans greater than $2 million shows minimal concerns • Projects generally characterized by 25-30% cash equity requirement, loan to value maximums of 70%-75% at origination, and requests for guarantors Geographic exposure Note: Data as of March 31, 2025. Data is only non-owner occupied CRE & C&D loans. Data excludes medical office buildings. Credit detail by class Class Outstanding Avg. Balance Wtd. Avg. LTV Wtd. Avg Occupancy Class A > $2 million $107.7 $9.0 54.4% 92.7% Class B > $2 million 144.1 6.3 63.2% 81.0% Class C > $2 million 42.7 4.7 64.1% 78.2% Total > $2 million $294.5 $6.7 60.1% 84.9% Total < $2 million 87.6 0.1 N/A N/A Total Office $382.1 $1.9 N/A N/A Exposure by class

14 Valuable deposit base Cost of deposits 20.8% 20.9% 20.3% 18.9% 19.3% 2.76% 2.77% 2.83% 2.70% 2.54% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 1Q24 2Q24 3Q24 4Q24 1Q25 Noninterest-bearing as % of total deposits Cost of total deposits (%) $4,866 $4,675 $4,676 $4,853 $4,869 $4,085 $4,271 $4,887 $4,802 $4,696 $1,554 $1,522 $1,413 $1,555 $1,638 $10,505 $10,468 $10,976 $11,210 $11,203 1Q24 2Q24 3Q24 4Q24 1Q25 Consumer Commercial Public Deposits by customer segment ($mm) • Granular deposit base and strong markets create a valuable and solid funding base • Increase in noninterest-bearing deposits driven by a seasonal increase in mortgage escrow deposits • Improved cost of deposits due to active management of brokered and higher cost non- relationship deposit portfolios 1Q25 Highlights Noninterest -bearing checking 19% Interest- bearing checking 25% Money market 37% Savings 3% Time 16% 44% Checking accounts 1Q25 Deposit composition

15 Asset Quality Metrics 0.58% 0.63% 0.76% 0.69% 0.63% 0.17% 0.18% 0.23% 0.24% 0.21% 0.75% 0.81% 0.99% 0.93% 0.84% 1Q24 2Q24 3Q24 4Q24 1Q25 Nonperforming Assets / Assets Other NPAs Optional GNMA repurchase • 1Q25 ACL coverage ratio of 1.54% • Recent charge-off activity due to credit specific situations, not thematic across the portfolio • Loan growth in the quarter drove offsetting reserve build • Nonperforming asset levels continue declining and ratios improving $152 $155 $156 $152 $151 1.63% 1.67% 1.65% 1.58% 1.54% 1Q24 2Q24 3Q24 4Q24 1Q25 Allowance for Credit Losses & Coverage Ratio ($ millions) ACL ACL Coverage Ratio $782 $2,224 $1,914 $7,084 $2,292 0.02% 0.02% 0.03% 0.47% 0.14% 1Q24 2Q24 3Q24 4Q24 1Q25 Provision for Credit Losses & Net Charge Offs ($ thousands) Provision for Credit Losses NCO Ratio (ann.) 1 1 Includes other real estate owned and repossessed assets–see page 11 of the First Quarter 2025 Financial Supplement. 1Q25 Highlights

16 1.63% 1.07% 1.20% 0.87% 2.94% 1.46% 1.66% 1.81% 4.05% 1.58% 0.99% 1.22% 0.88% 2.91% 1.61% 1.57% 1.82% 3.90% 1.54% 0.87% 1.31% 0.89% 2.51% 1.76% 1.60% 1.82% 3.59% Gross Loans HFI Commercial & Industrial Non-Owner Occ CRE Owner Occ CRE Construction Multifamily 1-4 Family Mortgage 1-4 Family HELOC Consumer & Other 1Q24 4Q24 1Q25 Allowance Modeling & Reserve Allocation ACL on loans HFI / Loans HFI by category  Allowance for Credit Losses (ACL) model utilizes Moody’s model1 with key economic data summarized below: 1 Source: Moody’s “March 2025 U.S. Macroeconomic Outlook Baseline and Alternative Scenarios”. For the quarter ended For the year ended 2Q25 3Q25 2025 2026 2027 2028 GDP(bcw$) $23,781.80 $23,879.20 $23,972.90 $24,381.70 $24,699.10 $25,241.80 Annualized % Change 1.8% 1.6% 1.6% 1.9% 2.0% 2.2% Total Employment (millions) 159.4 159.7 159.8 160.4 160.7 161.2 Unemployment Rate 4.1% 4.1% 4.1% 4.2% 4.2% 4.1% CRE Price Index 307.2 307.3 307.2 317.6 337.0 354.2 NCREIF Property Index: Rate of Return 1.1% 1.1% 1.1% 1.3% 1.6% 1.9%

17 Capital & Liquidity Simple Capital Structure Common Equity Tier 1 Capital 84% Trust Preferred 2% Subordinated Notes 6% Tier 2 ACL 8% Total regulatory capital: $1,740mm 1 Non-GAAP financial measure; See "Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein. 2 Includes capacity from internal policy and does not include loans held at the REIT that could be pledged for additional capacity. Capital & Liquidity: • Balance sheet structure provides multiple options to increase returns • Executed ~$10MM in share buy backs during the quarter • Securities portfolio makes up 12% of total assets and does not include any HTM securities • 1Q25 available sources of liquidity – • $1.5 billion On-balance sheet • $7.0 billion Total other sources2 On-balance sheet liquidity ($mm) $1,385 $1,414 $1,462 $1,644 $1,498 11.3% 11.5% 11.5% 12.7% 11.6% 1Q24 2Q24 3Q24 4Q24 1Q25 On-balance sheet liquidity On-balance sheet liquidity / tangible assets Capital Position 1Q24 4Q24 1Q25 Shareholder’s Equity/Assets 11.8% 11.9% 12.2% TCE/TA1 9.99% 10.2% 10.5% Common Equity Tier 1 12.6% 12.8% 12.8% Tier 1 Risk-Based 12.8% 13.1% 13.1% Total Risk-Based 15.0% 15.2% 15.2% AOCI Adjusted Ratios:1 Adj. Common Equity Tier 1 12.1% Adjusted Total Risk-Based 14.5% 1

18 Mortgage performance in 1Q 2025 • Mortgage segment pre-tax net contribution of $1.5 million in 1Q25 • Mortgage segment profitability has stabilized delivering positive pre-tax net contribution over the last 5 quarters • Increased 1Q25 revenue driven by higher mortgage production amidst lower rates during the first quarter 2.65% 2.84% 2.84% 2.71% 2.51% 1Q24 2Q24 3Q24 4Q24 1Q25 Interest rate lock commitment volume ($mm) Mortgage gain on sale margin $320 $336 $314 $258 $329 $57 $49 $67 $58 $53 $377 $385 $381 $316 $382 1Q24 2Q24 3Q24 4Q24 1Q25 Purchase Refinance 1Q25 Highlights Mortgage Banking Segment ($ thousands) 1Q24 4Q24 1Q25 Total Revenue $ 13,784 $ 12,274 $ 14,254 (Reversals of) provisions for loan losses (56) (49) 103 Noninterest expense 12,225 12,131 12,640 Pre-tax net contribution after allocations 1,615 192 1,511 Total Assets 568,416 603,047 646,352 Efficiency Ratio 88.7% 98.8% 88.7% Core Efficiency Ratio1 89.1% 98.8% 87.9% 1 Non-GAAP financial measure; See "Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein.

19 FBK & SSBK Combination Status  Deal announced on March 31, 2025  Integration office established & actively leading project  Teams from both institutions collaborating daily  Workstreams on-target for Q3 combination (pending customary approvals) Strategically Compelling • Furthers FB Financial’s expansion strategy into high value contiguous markets • Creates one of the highest performing banking franchises in the Southeast’s best markets • Combines two well-operated banks with strong cultural and business model alignment Financially Attractive • Compelling earnings accretion – low double-digit accretion with fully realized cost savings • Top quartile profitability amongst peers • Manageable tangible book value dilution, earned back in under two years • Strong pro forma capital ratios with loan concentrations well below industry guidelines Positioned for Future Success • Southern States’ conservative underwriting and strong historical asset quality mitigate risk • Thorough due diligence process • Powerful combination for shareholders, employees, customers, and communities Pro Forma Footprint

20 Appendix

21 GAAP reconciliations and use of non-GAAP financial measures Adjusted net income and diluted earnings per share

22 GAAP reconciliations and use of non-GAAP financial measures Adjusted net income and diluted earnings per share

23 GAAP reconciliations and use of non-GAAP financial measures Adjusted pre-tax pre-provision net revenue

24 GAAP reconciliations and use of non-GAAP financial measures Adjusted pre-tax pre-provision net revenue

25 GAAP reconciliations and use of non-GAAP financial measures Adjusted tangible net income

26 GAAP reconciliations and use of non-GAAP financial measures Adjusted tangible net income

27 GAAP reconciliations and use of non-GAAP financial measures Adjusted total risk-based capital

28 GAAP reconciliations and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

29 GAAP reconciliations and use of non-GAAP financial measures Banking segment core efficiency ratio (tax-equivalent basis)

30 GAAP reconciliations and use of non-GAAP financial measures Mortgage segment core efficiency ratio (tax-equivalent basis)

31 GAAP reconciliations and use of non-GAAP financial measures Tangible assets, common equity and related measures

32 GAAP reconciliations and use of non-GAAP financial measures Tangible assets, common equity and related measures

33 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average tangible common equity and related measures

34 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average tangible common equity and related measures

35 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average assets, common equity and related measures

36 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average assets, common equity and related measures